NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773
OLD REPUBLIC REPORTS RESULTS FOR THE SECOND QUARTER AND FIRST HALF 2019

CHICAGO – July 25, 2019 – Old Republic International Corporation (NYSE: ORI) today reported the following consolidated results (a):
	Quarters Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Pretax income (loss)	$205.4	$246.6	-16.7%	$723.9	$240.6	200.9%
Pretax investment gains (losses) included in pretax income (loss)	36.9	73.3	-49.6%	405.0	(63.1)	N/M
Pretax income (loss) excluding investment gains (losses)	$168.4	$173.3	-2.8%	$318.9	$303.7	5.0%

Net income (loss)	$165.5	$197.7	-16.3%	$577.7	$201.8	186.2%
Net of tax investment gains (losses) included in net income (loss)	29.1	57.9	-49.6%	319.8	(49.7)	N/M
Net income (loss) excluding investment gains (losses)	$136.3	$139.8	-2.5%	$257.9	$251.6	2.5%
2019's second quarter and first half pretax and net income, exclusive of all investment gains or (losses), were affected by relatively lower underwriting and related services profitability. The continuing growth of net investment income ameliorated these results however. Comparisons of overall and per share net income were also substantially impacted by the required inclusion of changes in the fair value of equity securities pursuant to Generally Accepted Accounting Principles ("GAAP").

FINANCIAL HIGHLIGHTS (a)
	Quarters Ended June 30,			Six Months Ended June 30,
SUMMARY INCOME STATEMENTS:	2019	2018	% Change	2019	2018	% Change
Revenues:
Net premiums and fees earned	$1,460.5	$1,420.2	2.8%	$2,818.6	$2,750.6	2.5%
Net investment income	113.0	106.9	5.7	225.1	212.7	5.8
Other income	34.1	30.1	13.1	64.5	60.7	6.2
Total operating revenues	1,607.7	1,557.3	3.2	3,108.3	3,024.2	2.8
Investment gains (losses):
Realized from actual transactions	12.5	32.0		24.9	47.5
Realized from impairments	(2.0)	—		(2.0)	—
Unrealized from changes in fair value of equity securities	26.3	41.3		382.0	(110.6)
Total investment gains (losses)	36.9	73.3		405.0	(63.1)
Total revenues	1,644.7	1,630.7		3,513.4	2,961.1
Operating expenses:
Claim costs	635.3	607.3	4.6	1,241.4	1,201.4	3.3
Sales and general expenses	793.5	766.6	3.5	1,526.9	1,494.7	2.2
Interest and other charges	10.4	10.0	4.0	21.0	24.4	-13.6
Total operating expenses	1,439.2	1,384.0	4.0%	2,789.4	2,720.5	2.5%
Pretax income (loss)	205.4	246.6		723.9	240.6
Income taxes (credits)	39.9	48.8		146.1	38.7
Net income (loss)	$165.5	$197.7		$577.7	$201.8

COMMON STOCK STATISTICS:
Net income (loss) per share: Basic	$0.55	$0.66		$1.93	$0.70
Diluted	$0.55	$0.66		$1.92	$0.68
Components of net income (loss) per share:
Basic net income (loss) excluding investment gains (losses)	$0.45	$0.47	-4.3%	$0.86	$0.87	-1.1%
Net investment gains (losses):
Realized from actual transactions and impairments	0.03	0.08		0.06	0.13
Unrealized from changes in fair value of equity securities	0.07	0.11		1.01	(0.30)
Basic net income (loss)	$0.55	$0.66		$1.93	$0.70
Diluted net income (loss) excluding investment gains (losses)	$0.45	$0.47	-4.3%	$0.86	$0.85	1.2%
Net investment gains (losses):
Realized from actual transactions and impairments	0.03	0.08		0.06	0.12
Unrealized from changes in fair value of equity securities	0.07	0.11		1.00	(0.29)
Diluted net income (loss)	$0.55	$0.66		$1.92	$0.68
Cash dividends on common stock	$0.2000	$0.1950		$0.4000	$0.3900
Book value per share				$19.68	$17.08	15.2%

(a) All amounts in this report are stated in millions except common stock data and percentages.

Old Republic International Corporation

Old Republic's business is necessarily managed for the long run. In this context, management's key objectives are to achieve a continuous, long-term improvement in operating results, and ensure balance sheet strength for the primary needs of the fundamental insurance underwriting and related services business. In this view, the evaluation of periodic and long-term results excludes consideration of all investment gains or (losses). In management's opinion, this focus provides a better way to realistically analyze, evaluate, and establish accountability for the results and benefits that arise from the basic operations of the business. According to the tenets of GAAP, however, net income, which includes all specifically defined investment gains or (losses), is the measure of total profitability.

In management's opinion, the inclusion of realized investment gains or (losses) in net income can mask the fundamental operating results of an insurance business. That's because their realization is, more often than not, highly discretionary. It's usually affected by such randomly occurring factors as the timing of individual securities sales, tax-planning considerations, and modifications of investment management judgments about the direction of securities markets or the prospects of individual investees or industry sectors. Moreover, the inclusion since January 1, 2018 of unrealized investment gains or (losses) in equity (but not fixed maturity) securities required by a new rule of the Financial Accounting Standards Board ("FASB"), can lead to even greater period-to-period fluctuations in reported net income. The impact of the continuous spiral in stock market valuations is most evident in its net of tax effect on net income for the second quarter and first six months of 2019 and 2018.

The table on the next page shows an array of numbers purposefully arranged in 10 sections. Management believes the information in sections A to G and J highlight the most meaningful, realistic indicators of ORI's segmented and consolidated financial performance. The information underscores the necessity of reviewing reported results by separating the fait-accompli of economic realities from the transient vagaries of securities markets and their above-noted impact on reported GAAP net income.

Continued on the next page

Old Republic International Corporation

	Major Segmented and Consolidated
	Elements of Income (Loss)
	Quarters Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
A. Net premiums, fees, and other income:
General insurance	$850.1	$808.5	5.1%	$1,681.6	$1,599.7	5.1%
Title insurance	591.6	588.9	0.4	1,098.5	1,102.8	-0.4
Corporate and other	3.4	3.0	14.4	6.9	6.9	-0.7
Other income	34.1	30.1	13.1	64.5	60.7	6.2
Subtotal	1,479.3	1,430.7	3.4	2,851.6	2,770.3	2.9
RFIG run-off business	15.3	19.6	-21.9	31.5	41.0	-23.1
Consolidated	$1,494.7	$1,450.4	3.1%	$2,883.2	$2,811.4	2.6%

B. Underwriting and related
services income (loss):
General insurance	$16.0	$23.8	-32.5%	$54.9	$40.9	34.1%
Title insurance	51.1	52.5	-2.6	62.8	73.8	-15.0
Corporate and other	(5.3)	(8.2)	35.5	(10.5)	(13.4)	21.5
Subtotal	61.9	68.0	-9.0	107.1	101.4	5.7
RFIG run-off business	3.9	8.3	-52.7	7.6	13.9	-45.0
Consolidated	$65.8	$76.3	-13.8%	$114.8	$115.3	-0.4%
C. Consolidated underwriting ratio:
Claim ratio	43.5%	42.8%		44.0%	43.7%
Expense ratio	51.7	51.5		51.6	51.8
Composite ratio	95.2%	94.3%		95.6%	95.5%

D. Net investment income:
General insurance	$88.8	$84.4	5.2%	$177.1	$167.7	5.6%
Title insurance	10.2	9.5	7.9	20.5	19.0	8.1
Corporate and other	9.5	7.4	26.9	18.5	15.2	21.5
Subtotal	108.6	101.5	7.0	216.2	201.9	7.0
RFIG run-off business	4.3	5.4	-19.2	8.9	10.8	-17.3
Consolidated	$113.0	$106.9	5.7%	$225.1	$212.7	5.8%
E. Interest and other charges:
General insurance	$18.2	$17.5		$36.9	$34.6
Title insurance	1.2	1.1		2.5	2.4
Corporate and other (a)	(9.0)	(8.7)		(18.4)	(12.6)
Subtotal	10.3	10.0		21.0	24.4
RFIG run-off business	—	—		—	—
Consolidated	$10.4	$10.0	4.0%	$21.0	$24.4	-13.6%

F. Segmented and consolidated
pretax income (loss) excluding
investment gains (losses):
General insurance	$86.7	$90.7	-4.4%	$195.0	$174.0	12.1%
Title insurance	60.2	60.9	-1.1	80.8	90.4	-10.7
Corporate and other	13.2	7.9	66.5	26.4	14.4	83.0
Subtotal	160.1	159.5	0.4	302.3	278.9	8.4
RFIG run-off business	8.2	13.7	-39.7	16.5	24.7	-33.0
Consolidated	168.4	173.3	-2.8%	318.9	303.7	5.0%
Income taxes (credits) on above (b)	32.1	33.4		60.9	52.0
G. Net income (loss) excluding
investment gains (losses)	136.3	139.8	-2.5%	257.9	251.6	2.5%
H. Consolidated pretax investment
gains (losses):
Realized from actual transactions
and impairments	10.5	32.0		22.9	47.5
Unrealized from changes in
fair value of equity securities	26.3	41.3		382.0	(110.6)
Total	36.9	73.3		405.0	(63.1)
Income taxes (credits) on above	7.7	15.4		85.1	(13.3)
Net of tax investment gains (losses)	29.1	57.9		319.8	(49.7)
I. Net income (loss)	$165.5	$197.7		$577.7	$201.8
J. Consolidated operating cash flow	$177.2	$156.5		$313.4	$287.3

(a) Includes consolidation/elimination entries. (b) The effective tax rates applicable to pretax income excluding investment gains or losses were 19.1% for both the second quarter and first half of 2019, and 19.3% and 17.1% for the second quarter and first half of 2018, respectively.

Old Republic International Corporation

General Insurance Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	General Insurance Summary Operating Results
	Quarters Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net premiums earned	$850.1	$808.5	5.1%	$1,681.6	$1,599.7	5.1%
Net investment income	88.8	84.4	5.2	177.1	167.7	5.6
Other income	33.9	30.0	13.1	64.2	60.3	6.4
Operating revenues	972.9	923.0	5.4	1,923.0	1,827.8	5.2
Claim costs	606.7	578.1	5.0	1,187.1	1,144.2	3.7
Sales and general expenses	261.2	236.6	10.4	503.8	474.9	6.1
Interest and other charges	18.2	17.5	3.6	36.9	34.6	6.8
Operating expenses	886.2	832.3	6.5	1,727.9	1,653.8	4.5
Segment pretax operating income (loss) (a)	$86.7	$90.7	-4.4%	$195.0	$174.0	12.1%

Claim ratio	71.4%	71.5%		70.6%	71.5%
Expense ratio	26.7	25.5		26.1	25.9
Composite ratio	98.1%	97.0%		96.7%	97.4%
__________________

(a)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $ - and $0.5 of pretax operating income for the second quarter and first half of 2018 were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

General insurance underwriting/service profitability declined in this year's second quarter while strong double digit growth was registered in the first half. Revenue-wise earned premiums edged up in mid-single digits in both of these periods. With few exceptions, premiums grew for most types of coverages and markets served, stemming principally from commercial automobile (trucking), national accounts, and executive indemnity coverages. The cumulative effects of recent years' and ongoing premium rate increases for most insurance products, along with new business production continued to be main contributors to top line growth.

The mid-single digit growth of investment income was principally driven by a moderately larger invested asset base with dividends from equity securities investments providing the greatest addition.

As the above table shows, the consolidated general insurance ratio of claim costs to net premiums earned remained relatively stable in 2019. As such, it continues to reflect the past several years' fairly consistent downtrend portrayed in the following table. Relatively small changes in periodic expense ratios are generally reflective of ongoing product mix dynamics, and the variability of attendant sales and general expenses.

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2014	77.9%	3.9%	74.0%
2015	74.1	1.5	72.6
2016	73.0	0.3	72.7
2017	71.8	0.7	71.1
2018	72.2%	—%	72.2%
2nd Quarter 2018	71.5%	—%	71.5%
2nd Quarter 2019	71.4%	0.5%	70.9%
1st Six Months 2018	71.5%	1.0%	70.5%
1st Six Months 2019	70.6%	(0.4)%	71.0%

Quarterly and annual claim provisions, and the trends they display, may not be particularly meaningful indicators of future outcomes for ORI's liability-oriented mix of business and its relatively long claim payment patterns. Absent significant economic and insurance industry dislocations in the foreseeable future, we currently anticipate that annually reported claim ratios should settle within targeted averages in the high 60% to low 70% range. Assuming the current mix of coverages, the overall business should reflect an expense ratio ranging between 23% and 25%, and the composite underwriting ratio should fall within a range of 90% to 95%.

Old Republic International Corporation

Title Insurance Segment Results - The table below shows the major elements affecting this segment’s financial performance for the periods shown.

	Title Insurance Summary Operating Results
	Quarters Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net premiums and fees earned	$591.6	$588.9	0.4%	$1,098.5	$1,102.8	-0.4%
Net investment income	10.2	9.5	7.9	20.5	19.0	8.1
Other income	0.1	0.1	9.5	0.3	0.4	-27.2
Operating revenues	602.0	598.6	0.6	1,119.4	1,122.3	-0.3
Claim costs	18.1	17.0	6.6	32.5	29.9	8.9
Sales and general expenses	522.4	519.6	0.6	1,003.4	999.4	0.4
Interest and other charges	1.2	1.1	5.6	2.5	2.4	4.9
Operating expenses	541.8	537.7	0.8	1,038.5	1,031.8	0.7
Segment pretax operating income (loss)	$60.2	$60.9	-1.1%	$80.8	$90.4	-10.7%

Claim ratio	3.1%	2.9%		3.0%	2.7%
Expense ratio	88.3	88.2		91.3	90.6
Composite ratio	91.4%	91.1%		94.3%	93.3%

2019 year-over-year comparisons of revenues from title premiums and fees reflect a mild slowdown in housing and mortgage lending activity. Claim costs trended slightly higher as favorable development of prior years’ claim reserve estimates edged down. The following table shows recent annual and interim periods’ claim ratios and the effect of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2014	5.2%	(0.8)%	6.0%
2015	4.9	(0.6)	5.5
2016	3.8	(1.1)	4.9
2017	0.9	(3.3)	4.2
2018	2.1%	(2.0)%	4.1%
2nd Quarter 2018	2.9%	(1.2)%	4.1%
2nd Quarter 2019	3.1%	(0.9)%	4.0%
1st Six Months 2018	2.7%	(1.4)%	4.1%
1st Six Months 2019	3.0%	(1.0)%	4.0%

Net investment income is reflective of both a moderately growing invested asset base, and the overall investment yield environment. The largest portion of investment income growth stemmed from dividends earned from the equity securities portfolio. Operating expenses have remained generally aligned with revenues from premiums and fees for all periods reported upon.

Old Republic International Corporation

RFIG Run-off Segment Results - The table below reflects the major elements affecting this segment’s financial performance for the periods shown.

	RFIG Run-off Summary Operating Results
	Quarters Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
A. Mortgage Insurance (MI)
Net premiums earned	$15.1	$19.2	-21.2%	$31.2	$40.2	-22.4%
Net investment income	4.3	5.2	-16.7	8.6	10.3	-16.2
Claim costs	6.9	6.2	9.8	16.4	17.7	-7.4
MI pretax operating income (loss)	$8.4	$13.8	-38.9%	$15.5	$24.6	-37.0%

Claim ratio	45.5%	32.7%		52.8%	44.2%
Expense ratio	27.2	22.3		25.3	20.2
Composite ratio	72.7%	55.0%		78.1%	64.4%

B. Consumer Credit Indemnity (CCI)
Net premiums earned	$0.1	$0.4	-56.4%	$0.3	$0.8	-55.1%
Net investment income	—	0.2	-78.1	0.2	0.4	-41.4
Claim costs	0.3	0.3	—	(0.6)	0.3	-270.1%
CCI pretax operating income (loss) (a)	$(0.1)	$(0.1)	-42.1%	$1.0	$—	N/M

Claim ratio	208.0%	91.2%		-169.1%	44.6%
Expense ratio	9.9	95.7		53.9	101.5
Composite ratio	217.9%	186.9%		-115.2%	146.1%

C. Total MI and CCI run-off business
Net premiums earned	$15.3	$19.6	-21.9%	$31.5	$41.0	-23.1%
Net investment income	4.3	5.4	-19.2	8.9	10.8	-17.3
Claim costs	7.2	6.6	9.2	15.8	18.1	-12.8
Segment pretax operating income (loss) (a)	$8.2	$13.7	-39.7%	$16.5	$24.7	-33.0%

Claim ratio	47.4%	33.9%		50.1%	44.2%
Expense ratio	27.0	23.9		25.6	21.9
Composite ratio	74.4%	57.8%		75.7%	66.1%
__________________

(a)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $ - and $0.5 of pretax operating income for the second quarter and first half of 2018 were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Pretax operating results of the run-off MI and CCI business reflect the expected, continuing drop in net earned premiums from declining risk in force, and lower investment income from a smaller invested asset base as claim and expense payments exceed premium receipts.

The reported MI incurred claim ratios reflect favorable development of 4.7 and 7.4 percentage points in this year's second quarter and first half, respectively. This compares to 37.9 and 32.5 percentage points of favorable development for the respective 2018 periods.

Old Republic International Corporation

Corporate and Other Operating Results - The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal corporate services subsidiaries usually produce highly variable results. Earnings variations stem from volatility inherent to the small scale of the life and accident insurance line, net investment income, and net interest charges (credits) pertaining to external and intra-system financing arrangements. Year-to-date 2019 results were enhanced by the elimination of interest costs associated with outstanding external debt converted into ORI common stock in March 2018. The interplay of these various elements is summarized in the following table:

	Corporate and Other Summary Operating Results
	Quarters Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net life and accident premiums earned	$3.4	$3.0	14.4%	$6.9	$6.9	-0.7%
Net investment income	9.5	7.4	26.9	18.5	15.2	21.5
Operating revenues	12.9	10.4	23.3	25.4	22.1	14.6
Claim costs	3.1	5.5	-44.0	5.8	9.0	-35.7
Insurance expenses	1.2	1.0	15.5	2.5	2.4	4.4
Corporate, interest and other expenses - net	(4.6)	(4.0)	-13.9	(9.4)	(3.7)	-150.7
Operating expenses	(0.2)	2.5	-111.5	(1.0)	7.7	-113.9
Corporate and other pretax operating income (loss)	$13.2	$7.9	66.5%	$26.4	$14.4	83.0%

Summary Consolidated Balance Sheet - The table below shows Old Republic's consolidated financial position at the dates shown.

	June 30,	December 31,	June 30,
	2019	2018	2018
Assets:
Cash and fixed maturity securities	$10,070.5	$9,683.0	$9,675.6
Equity securities	3,894.6	3,380.9	3,271.4
Other invested assets	116.3	123.4	124.9
Cash and invested assets	14,081.6	13,187.4	13,072.0
Accounts and premiums receivable	1,736.1	1,499.4	1,680.2
Federal income tax recoverable: Current	—	16.8	—
Prepaid federal income taxes	129.8	129.8	114.3
Reinsurance balances recoverable	3,798.2	3,484.5	3,630.2
Sundry assets	1,241.8	1,008.9	957.3
Total	$20,987.7	$19,327.1	$19,454.2
Liabilities and Shareholders' Equity:
Policy liabilities	$2,547.8	$2,303.5	$2,432.9
Claim reserves	9,636.3	9,471.2	9,392.5
Federal income tax payable: Current	0.3	—	8.0
Deferred	147.0	10.3	33.7
Debt	975.4	981.4	974.4
Sundry liabilities	1,786.7	1,414.2	1,508.9
Shareholders' equity	5,893.9	5,146.2	5,103.4
Total	$20,987.7	$19,327.1	$19,454.2

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity - The table below shows Old Republic's consolidated cash and invested assets as well as shareholders' equity at the dates shown.

	Cash, Invested Assets, and Shareholders' Equity
				% Change
	June 30,	Dec. 31,	June 30,	June '19/	June '19/
	2019	2018	2018	Dec. '18	June '18
Cash and invested assets:
Available for sale fixed maturity securities, cash
and other invested assets, carried at fair value	$9,153.5	$8,761.7	$8,744.3	4.5%	4.7%
Equity securities, carried at fair value	3,894.6	3,380.9	3,271.4	15.2	19.0
Held to maturity, carried at amortized cost	1,033.3	1,044.8	1,056.2	-1.1	-2.2
Total per balance sheet	$14,081.6	$13,187.4	$13,072.0	6.8%	7.7%
Total at cost for all	$13,148.2	$12,950.6	$12,643.1	1.5%	4.0%

Shareholders' equity: Total	$5,893.9	$5,146.2	$5,103.4	14.5%	15.5%
Per common share	$19.68	$17.23	$17.08	14.2%	15.2%

Composition of shareholders' equity per share:
Equity before items below	$17.63	$17.04	$16.37	3.5%	7.7%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	2.05	0.19	0.71
Total	$19.68	$17.23	$17.08	14.2%	15.2%

Segmented composition of
shareholders' equity per share:
Excluding run-off segment	$18.07	$15.73	$15.63	14.9%	15.6%
RFIG run-off segment	1.61	1.50	1.45
Consolidated total	$19.68	$17.23	$17.08	14.2%	15.2%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of June 30, 2019, the consolidated investment portfolio reflected an allocation of approximately 72% to fixed-maturity and short-term investments, and 28% to equity securities. The size of the fixed-maturity security portfolio has not changed significantly over the past six years. It's been relatively fixed as a basic anchor for the insurance underwriting subsidiaries' obligations. The maturities are stratified and conservatively matched to the expected timing of future years' payments for those obligations. The asset quality remains at high levels.

Since 2013, most of ORI's investable funds have been directed toward the purchase of high-quality common shares of U.S. companies. We favor the securities of issuers with long-term records of reasonable earnings growth and steadily increasing dividends. As a result, dividends from equity securities have been the greatest source of investment income growth in recent years. The portfolio (currently limited to fewer than 100 issues) is also structured to contribute a measure of capital appreciation over time. Periodic stress tests of the equities portfolio are made pursuant to enterprise risk management controls. Their purpose is to gain reasonable assurance that periodic downdrafts in market prices, as typically occur in economic depression or recessionary conditions, would not seriously undermine ORI's financial strength and the long-term continuity and prospects of the business.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income excluding net investment gains (losses), realized and unrealized investment gains (losses), and dividend payments to shareholders.

	Shareholders' Equity Per Share
	Quarter			Year
	Ended	Six Months Ended		Ended
	June 30,	June 30,		Dec. 31,
	2019	2019	2018	2018
Beginning balance	$18.94	$17.23	$17.72	$17.72
Changes in shareholders' equity:
Net income (loss) excluding net investment gains (losses)	0.45	0.86	0.87	1.89
Net of tax realized investment gains (losses):
From actual transactions	0.04	0.07	0.13	0.16
From impairments	(0.01)	(0.01)	—	—
Subtotal	0.03	0.06	0.13	0.16
Net of tax unrealized investment gains (losses) on
securities carried at fair value:
Reported in net income (loss)	0.07	1.01	(0.30)	(0.79)
Reported as other comprehensive income (loss)	0.37	0.83	(0.56)	(0.59)
Subtotal	0.44	1.84	(0.86)	(1.38)
Total net of tax realized and unrealized
investment gains (losses)	0.47	1.90	(0.73)	(1.22)
Cash dividends	(0.20)	(0.40)	(0.39)	(0.78)
Debt conversion, stock issuance, and other	0.02	0.09	(0.39)	(0.38)
Net change	0.74	2.45	(0.64)	(0.49)
Ending balance	$19.68	$19.68	$17.08	$17.23
Percentage change for the period	3.9%	14.2%	-3.6%	-2.8%

Capitalization - The following table shows that ORI’s total capitalization has risen over the past fiscal twelve months ended June 30, 2019 due to continued growth of the shareholders' equity account.

	Capitalization
	June 30,	December 31,	June 30,
	2019	2018	2018
Debt:
4.875% Senior Notes due 2024	$397.0	$396.8	$396.5
3.875% Senior Notes due 2026	546.0	545.7	545.4
Other miscellaneous debt	32.3	38.8	32.4
Total debt	975.4	981.4	974.4
Common shareholders' equity	5,893.9	5,146.2	5,103.4
Total capitalization	$6,869.4	$6,127.6	$6,077.9

Capitalization ratios:
Debt	14.2%	16.0%	16.0%
Common shareholders' equity	85.8	84.0	84.0
Total	100.0%	100.0%	100.0%

Old Republic International Corporation

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate claim costs that will emerge, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Accompanying Financial Data and Other Information:

•	About Old Republic

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. Its most recent financial statements reflect consolidated assets of approximately $20.98 billion and common shareholders' equity of $5.89 billion, or $19.68 per share. Its current stock market valuation is approximately $7.07 billion, or $23.33 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance operations are the third largest in its industry.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2018, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 9.9% per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.1% annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 8.9% per share, and the regular cash dividend has grown at an 8.5% annual compound rate.

According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 111 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth. Moreover, Old Republic has paid a cash dividend without interruption since 1942 (78 years), and it has raised the annual cash dividend pay-out for each of the past 38 years.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its second quarter and first six months of 2019 performance and to review major operating trends and business developments. To access this call live in listen-only mode:
Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively
The call can also be accessed by phone at 888-481-2862.
Interested parties may also listen to a replay of the call through August 1, 2019 by dialing 844-512-2921, passcode 1090572, or by accessing it on Old Republic International's website through August 25, 2019.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings are exposed to the variability of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

The General Insurance, Title Insurance, Corporate and Other Segments, and the RFIG Run-off business maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries, maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2018 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100